MORRISON & HECKER L.L.P.
                                ATTORNEYS AT LAW

                                2600 Grand Avenue
                        Kansas City, Missouri 64108-4606
                            Telephone (816) 691-2600
                             Telefax (816) 474-4208

                                January 21, 1999



Block Mortgage Finance, Inc.
One Main Street Plaza
4435 Main Street, Suite 500
Kansas City, Missouri  64111

      Re:  Block Mortgage Finance, Inc.
           Registration Statement on Form S-3 (No. 333-65215)
           --------------------------------------------------

Ladies and Gentlemen:

      We have acted as your counsel in connection with the preparation of (i) a registration statement on Form S-3 (Registration No. 333-65215) filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), on October 1, 1998, which became effective October 27, 1998 (the "Registration Statement"); (ii) a prospectus forming a part of the Registration Statement (the "Prospectus"); (iii) a Pooling and Servicing Agreement dated as of January 1, 1999 (the "Pooling and Servicing Agreement") among Block Mortgage Finance, Inc., as Depositor (the "Company"), Block Financial Corporation, as Master Servicer, Companion Mortgage Corporation, as Seller, and The First National Bank of Chicago, as Trustee (the "Trustee"); and (iv) a final prospectus supplement dated January 20, 1999 (the "Prospectus Supplement") relating to the offer and sale of the Block Mortgage Finance Asset Backed Certificates, Series 1999-1 Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, and Class A-7 Certificates (collectively, together with the Class R Certificates, the "Certificates"). Capitalized terms used and not otherwise defined herein have the respective meanings given them in the Pooling and Servicing Agreement or the Accord identified in the following paragraph.

      This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualification, exceptions, definitions, limitations on coverage and other limitation, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The opinions expressed herein are given only with respect to the present status of the substantive laws of the state of Missouri (not including the choice-of-law rules under Missouri law). We express no opinion as to any matter arising under the laws of any other jurisdiction.

      In rendering the opinions set forth below, we have examined and relied on the following: (1) the Registration Statement, the Prospectus and the Prospectus Supplement; (2) the Pooling and Servicing Agreement; and (3) such other documents, materials, and authorities as we have deemed necessary in order to enable us to render our opinions set forth below.

Block Mortgage Finance, Inc.
January 21, 1999
Page 2


      Based on and subject to the foregoing and other qualifications set forth below, we are of the opinion that:

      1. The Pooling and Servicing Agreement is the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

      2. When (a) the Mortgage Loans and other consideration for the Certificates constituting the Trust Fund have been deposited with the Trustee,
(b) the Certificates have been duly executed, authenticated, delivered and sold as provided in the Pooling and Servicing Agreement and the Prospectus Supplement and (c) the consideration for the sale of the Certificates has been fully paid to the Company, the Certificates will be legally and validly issued, fully paid and nonassessable, and the duly registered holders of the Certificates will be entitled to the benefits of the Pooling and Servicing Agreement.

      The General Qualifications apply to the opinions set forth in paragraphs 1 and 2 above, and in addition, such opinions are subject to the qualification that certain remedial, waiver and other similar provisions of the Pooling and Servicing Agreement or the Certificates may be rendered unenforceable or limited by applicable laws, regulations or judicial decisions, but such laws, regulations and judicial decisions will not render the Pooling and Servicing Agreement or the Certificates invalid as a whole and will not make the remedies available thereunder inadequate for the practical realization of the principal benefits intended to be provided thereby, except for the economic consequences of any judicial, administrative or other delay or procedure which may be imposed by applicable law.

      We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus and the Prospectus Supplement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                Very truly yours,

                               MORRISON & HECKER L.L.P.


                               /s/Morrison & Hecker L.L.P.
                               ------------------------------------
                               Morrison & Hecker L.L.P.